Exhibit 99.1

Investor Presentation May 2012 Supplying a Growing America™

Certain statements in this presentation, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding our financial outlook, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that the expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially and adversely from such statements. These risks and uncertainties are detailed in our periodic filings with the U.S. Securities and Exchange Commission. Please refer to those filings for more information on these risk factors and uncertainties. All forward-looking statements are qualified in their entirety by such risk factors and uncertainties. Statements regarding our financial outlook speak only as of the date of our first quarter 2012 earnings release (May 2, 2012), and all other forward-looking statements speak only as of the initial release date of this presentation (May 23, 2012). Subsequent events and developments may cause our forward-looking statements to change, and we will not undertake efforts to update or revise publicly any forward-looking statements to reflect new information or future events or circumstances after this date. Unless the context otherwise requires, when we use ‘‘Intrepid,’’ ‘‘our,’’ ‘‘we’’ or ‘‘us’’ during this presentation, we are referring to Intrepid Potash, Inc. and its consolidated subsidiaries. Cautionary Statements Regarding Forward-Looking Information 2

Intrepid Potash Geographically Advantaged, Potash-Only Company Intense margin focus: Highest margin North American potash producer Strategic marketing and production flexibility Capital investment is focused on production growth of incrementally lower per ton cash costs 3 Florida New Mexico Texas Oklahoma Kansas Nebraska South Dakota Montana Wyoming Colorado Utah Idaho Arizona Nevada Washington California Oregon Kentucky Maine New York Pennsylvania Michigan Vermont New Hampshire Virginia West Virginia Ohio Indiana Illinois North Carolina Tennessee South Carolina Alabama Mississippi Arkansas Louisiana Missouri Iowa Minnesota Wisconsin Georgia North Dakota Carlsbad Reserve Development Assets ® HB Solar Solution Mine Brownfield Operating Solar Evaporation Solution Mine Operating Conventional Mine

Company Overview 4 The largest U.S. producer of potash Only western world producer created and dedicated solely to potassium- related products Supplies ~1.5 percent of global demand and ~9.4 percent of U.S. demand One of two global producers of sulfate of potash magnesia, marketed as Trio® Five active production facilities – growing to six with the construction of the HB Solar Solution mine Balance sheet strength provides ability to execute on robust capital investment program

Current market conditions strongly incent farmers to apply the necessary nutrients to maximize the return on their crop investment Indications from our dealers point to near normal potash application rates through the spring season Dealers working to exit spring with very little inventory and will likely take a cautious approach to potash purchasing in the near term, similar to the spring of 2010 Industrial and animal feed demand remains strong Demand continues to outpace supply for all grades of Trio® 5 Current Potash Market

Geographically Advantaged Assets 6 Average Potash Consumption in Intrepid’s Markets is Greater than 5x of Intrepid’s Average Production Intrepid Conventional Mine Locations Low High Sources: Association of American Plant Food Control Officials (AAPFCO), The Fertilizer Institute (TFI), Fertecon, USDA, Intrepid Potash. New Mexico Texas Oklahoma Kansas Colorado Mississippi Arkansas Louisiana Idaho Washington Oregon Nebraska Missouri Iowa Illinois California Wyoming Utah Arizona Nevada Minnesota Intrepid Solution Mine Locations

2005 2006 2007 2008 2009 2010 2011 Intrepid advantage vs. N.A. competitors $29 $43 $39 $88 $151 $61 $96 Intrepid’s Potash Sales Price Advantage 7 Notes: (1) Average net realized sales price is an operating performance measure calculated as gross sales less freight costs, divided by the number of tons sold in the period. (2) Average net realized sales price advantage is an operating performance measure calculated as the difference between our average net realized sales price and the combined estimated average net realized sales prices of Potash Corporation of Saskatchewan Inc., The Mosaic Company, and Agrium Inc. based on publicly available information. Intrepid’s average net realized sales price advantage has averaged approximately 27 percent higher since 2005 Average Net Realized Sales Price (1) (1) (1) Average Net Realized Sales Price Advantage (2) (1)

Intrepid’s Consistent Potash Margin Advantage 8 Intrepid’s potash cash margin advantage(1) has averaged $30 per ton over the last five years (1) Average Net Realized Sales Price Advantage + Cash COGS Difference = Cash Margin Advantage Cash Margin Advantage Intrepid consistently generates more margin per ton sold than our North American competitors Notes: (1) Cash margin advantage is calculated as average net realized sales price advantage plus cash COGS difference (calculated using the combined estimated average net realized sales prices and average estimated cash COGS of Potash Corporation of Saskatchewan Inc., The Mosaic Company, and Agrium Inc. based on publicly available information). Cash COGS, net of by-product credits, is an operating performance measure defined as total cost of goods sold including royalties, and excluding depreciation, depletion and amortization

 Industrial market primarily consists of oil and gas drillers Potash used as a nutritional supplement in animal feed Ability to granulate ~80% of current production, providing flexibility to meet end market demand Diversified Markets and Customer Base with Increased Flexibility in Product Mix 9 Potash Sales for 2011 Industrial Agricultural Animal Feed Product Size FY 2008 FY 2009 FY 2010 FY 2011 Agricultural Granular 62% 69% 82% 79% Industrial Standard 30% 18% 11% 14% Animal Feed Standard 8% 13% 7% 7%

Intrepid’s Capital Investment Strategy is Focused on Growth, Flexibility & Margin Flexibility via Additional Granulation Capacity Moab Compactor Wendover Compactor Langbeinite Granulation Plant North Compaction Expansion 10 Growth in Mining Capacity HB Solar Solution Mine Additional Mine Panels Expansion and Creation of Moab Horizontal Potash Caverns Recovery Improvement Investments Langbeinite Dense Media Separation Plant East Facility Process Improvements Moab Brine Heater

Our 2012 Capital Investment Budget of $225 - $300 million Represents the Highest Level of Capital Investment in Our History Capital Projects are Focused on Growth, Flexibility & Margin 11 Growth Flexibility Margin Incrementally lower cost tons HB will represent a 25 percent increase in potash production volumes Project Benefits Capability to respond to changing market and customer demands Produce products with best margin profile Increased recoveries from langbeinite ore Lower per ton operating costs Modernization of plant assets Focus on cash cost component of production Langbeinite Granulation North Compaction Wendover Compaction HB Solar Solution Mine Langbeinite Recovery Improvement Project Major Capital Projects

Increased granulation efficiency and capacity provides: Flexibility of production between granular and standard Ability to quickly right size production to meet specific market demands Production flexibility allows Intrepid to seek the highest returns on its products and maximize margin 12 Additional Granulation Capacity is Key to Marketing and Production Flexibility Granulation Projects Facility Product Anticipated Granulation Capacity Estimated In-Service Date Moab, Utah Potash 100 percent of annual production In Service Wendover, Utah Potash 100 percent of annual production In Service Carlsbad, New Mexico East Facility Trio® 100 percent of annual standard Trio® production Commissioning Carlsbad, New Mexico North Facility Potash 100 percent of annual production from West Mine and anticipated HB Solar Solution Mine production First Half 2013 Focus on increasing granulation capacity at all facilities

East Facility Recovery & Process Improvements Essential for Growth & Margin Investments being made at East facility to improve plant operating performance Comprehensive and detailed plan to make improvements to all aspects of the operation Implementation of new techniques and technologies to address the unique mineralogy and complex processes of the East facility 13 East Facility Efficiencies Essential for Continued Growth

Langbeinite Recovery Improvement Project – Focused on Capturing Growth & Margin The Dense Media Separation recovery process is functioning as designed and is currently wrapping up commissioning Anticipate project being fully operational by third quarter of 2012 Expected to increase Trio® recoveries to approximately 50 percent Grow production by 100,000 – 120,000 additional tons per year representing an annual ~75 percent increase in Trio® production Expected to reduce cash production cost per ton Capacity to granulate 100 percent of standard Trio® production, effectively tripling our granular capacity Total project investment of approximately $85mm - $90mm Excellent IRR ~25 percent 14 Project Benefits & Opportunities Project Economics

15 HB Solar Solution Mine – Production Growth through Incrementally Low-Cost Tons Construction commenced in March 2012 HB Solar Solution Mine expected to be one of the low-cost potash mines in North America Leverages our solution mining and solar evaporation expertise Improves our overall cost profile and margin opportunity Anticipated production timeline: First production to begin fall of 2013 Ramp up of production expected in 2014 Production levels increasing into 2015

5 million tons of proven and probable reserves Capital investment of $200-$230 million Production cost per ton estimated to be $60 to $80 per ton Estimated annual production – 150,000-200,000 tons with higher volumes in earlier years Total area available to be flooded is approximately 30 square miles Opportunity for further expansion 16 HB Solar Solution Mine – Production Growth through Incrementally Low-Cost Tons Potash Pillar HB Solar Solution Mine Injection Area HB Solar Solution Mine Key Facts

17 Final Thoughts The Only Western World Potash Pure-Play The High Margin North American Potash Producer Geographically Advantaged Assets Serving Diversified Markets and Customer Base Growth, Flexibility and Margin-Focused Decision Making Capital Investment Program Targeting Growth Opportunities with Incrementally Lower Cash Cost Tons

Appendix ®

19 Solid Financial Performance Adjusted EBITDA(1) (In millions) Balance Sheet as of March 31, 2012 (1) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non-GAAP). Non-GAAP reconciliation available in the appendix to this presentation. Net Income (In millions) Earnings Per Share (Diluted) Cash and Investments $175 million Total Assets $948 million Debt Outstanding $ - Stockholders’ Equity $893 million Availability Under the Credit Line $250 million

20 Financial Outlook as of May 2, 2012 Three Months Ended Year Ended June 30 , 2012 December 31, 2012 Potash Production (tons) 165,000 -185,000 790,000 - 830,000 Sales (tons) 125,000 - 175,000 810,000 - 860,000 Cash COGS, net of by-product credit ($/ton) $180 - $200 $175 - $195 Total COGS ($/ton) $240 - $260 $235 - $255 Trio® Production (tons) 35,000 - 45,000 180,000 - 220,000 Sales (tons) 35,000 - 45,000 180,000 - 220,000 Cash COGS ($/ton)* $170 - $18 5 $140 - $155 Total COGS ($/ton)* $235 - $250 $205 - $220 Other Selling and Administrative $8 - $10 million $33 - $35 million Annual Estimated Capital Expenditure $225 - $300 million

Non-GAAP Reconciliation

- Adjusted earnings before interest, taxes, depreciation, and amortization (or adjusted EBITDA) is a non-GAAP financial measure that is calculated as net income adjusted for the add back of interest expense (including derivatives), income tax expense, depreciation, depletion, and amortization, and asset retirement obligation accretion. Management believes adjusted EBITDA assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. We use adjusted EBITDA to evaluate the effectiveness of our business strategies. In addition, adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions.

  Adjusted EBITDA should not be considered in isolation or as a substitute for performance or liquidity measures calculated in accordance with U.S. GAAP. Because adjusted EBITDA excludes some, but not all, items that affect net income and net cash provided by operating activities and may vary among companies, the adjusted EBITDA amounts presented may not be comparable to similarly titled measures of other companies.

Calculation of Adjusted EBITDA (in thousands)

	2010				2011				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Net Income	$11,846	$3,602	$11,659	$18,178	$28,279	$30,708	$25,507	$24,917	$20,626
Add: Interest Expense, including realized and unrealized derivative gains and/losses	555	478	430	51	113	389	175	192	253
Add: Income tax expense	7,661	2,490	8,187	11,420	18,851	20,068	16,547	10,384	12,613
Add: Depreciation, depletion, amortization and accretion	6,539	6,687	6,60	7629	8,533	8,691	8819	9744	11,256
Total adjustments	14,755	9,655	15,477	19,100	27,497	29,148	25,541	20,320	24,122
Adjusted Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization	$26,601	$13,257	$27,136	$37,278	$55,776	$59,856	$51,048	$45,237	$44,748

INTREPID POTASH
Supplying a Growing America™

21

Non-GAAP Reconciliation

Adjusted net income is a non-GAAP financial measure that is calculated as net income adjusted for significant non-cash and infrequent items. Examples of non-cash and infrequent items include insurance settlements from property and business losses, a portion of the income associated with the refundable employment-related credits from the State of New Mexico, non-cash unrealized gains or losses associated with derivative adjustments, costs associated with abnormal production and other infrequent items. Management believes adjusted net income provides useful additional information to investors for analysis of Intrepid's fundamental business on a recurring basis. In addition, management believes that the concept of adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions.

Adjusted net income should not be considered in isolation or as a substitute for net income, income from operations, cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under U.S. GAAP. Because adjusted net income excludes some, but not all, items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies.

Calculation of Adjusted Net Income (in thousands)

	2010				2011				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Net Income	$11,846	$3,602	$11,659	$18,178	$28,279	$30,708	$25,507	$24,917	$20,626
Adjustments									
Insurance settlements from property and business losses	-	-	-	-	(12,500)	-	-	-	-
Income associated with New Mexico refundable employment-related credit**	-	-	-	-	-	(4,692)	(3,230)	-	-
Unrealized derivative gain	(89)	(28)	(56)	(447)	(321)	(224)	(368)	(376)	(224)
Cost associated with abnormal production	470	-	-	-	-	-	-	-	-
Other	-	-	-	-	-	5	188	3	330
Calculated tax effect*	(151)	11	22	177	5,128	1,955	1,350	148	(40)
Change in blended state tax rate to value deferred tax asset	-	-	-	-	-	-	-	(3,699)	-
Total adjustments	230	(17)	(34)	(270)	(7,693)	(2,956)	(2,060)	(3,924)	66
Adjusted Net Income	$12,076	$3,585	$11,625	$17,908	$20,586	$27,752	$23,447	$20,993	$20,692

* Estimated effective tax rate of 37.9 percent for 2012, 40.0 percent for 2011, and 39.6 percent for 2010.

** Included in "other operating (income) loss" line item.

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Supplying a Growing America™

23 Historical Quarterly Production and Sales Summary 2010 2012 March 31, June 30, September 30, December 31, March 31, June 30, September 30, December 31, March 31, Potash 172 165 166 224 234 209 173 197 218 Trio® 57 39 32 31 31 44 35 31 30 Potash 243 129 221 216 196 225 190 183 203 Trio® 70 63 45 27 52 39 39 28 28 2011 Production Volume (In thousands of short tons) Sales Volume (In thousands of short tons)

24 Intrepid Production Volume History & Outlook Tons (000’s) Intrepid’s Potassium Production Volume Growth Estimated Productive Capacity at Full Operating Rates(1) Historical ® ® Productive capacity is affected by operating rates, recoveries, mining rates and the amount of development work that Intrepid performs and, therefore, actual production rates for mining companies tend to be lower than estimated total productive capacity. 0 200 400 600 800 1,000 1,200 1,400 1,600 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Potash Production Trio Production Current Estimated Potash Productive Capacity Current Estimated Trio Productive Capacity LRIP Production HB Production

Why Potash Only?

Market Structure for Key Fertilizer Nutrients

	Potash	Nitrogen	Phosphate [5]
Producing Countries	12	~60	~40
Key Inputs	■ Potash ore	■ Natural gas	■ Phosphate rock ■ Sulfuric acid ■ Ammonia
% of Overall Fertilizer Market [1]	17%	59%	24%
Market Share of Top 5 Producers[2]	64%	13% Ammonia 39% Urea	41% Phosphoric Acid 49% Phosphate Rock
% of Production Government Controlled[1]	19%	51%	50%
Industry Nameplate Operating Rate [2]	85% Potash (93% Productive Capacity)[3]	86% Ammonia 89% Urea	81% Phosphoric Acid 82% Phosphate Rock
Time for Greenfield	Minimum 7 years	3 years	3 – 4 years
Logistics for Greenfield	Most Difficult	Least Difficult	More Difficult
Estimated Cost for Greenfield [1,4]	$6.5 Bn for 2.2MM Tons	$1.4Bn for 1.0MM Tons	$1.5Bn for 1.0MM Tons

(1) Potash Corp.
(2) Potash percentage represents 2007, nitrogen and phosphate percentages represent 2005 figures from Integer Research Ltd.
(3) Estimated by Intrepid Potash based on publicly available historic production data. Operating capacity rates for nitrogen and phosphate expressed as percentage of nameplate capacity. Productive capacity for potash estimated based on publicly available historic production data.
(4) Includes infrastructure outside the plant gates (e.g. rail, road networks, utility systems).
(5) Includes all types of phosphate fertilizer production.

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INTREPID POTASH®
Supplying a Growing America™

Global Industry Susceptible to Production Interruptions & Supply "Shocks"

Mine Closures Due to Water Inflows


St. Paul mine(Congo) (0.8MM tons KCL / yr)
Berezniki 3 mine (1.8MM tons KCL / yr)
PCA (Patience Lake) (0.8MM tons KCL / yr)
Potacan mine (0.8MM tons KCL / yr)
Berezniki I (1.3MM tons KCL / yr)
1976
1980
1984
1988
1992
1996
2000
2004
2012

Mines with Water Inflows
- K2 Mine Esterhazy
- Penobsquis Mine, Sussex
- Belaruskali Mine #2

Due to geology, in the 70 plus years of potash mining in the Carlsbad area, there has never been a mine lost to flooding or a water incursion

Mine Closures Due to Depletion

Depleted Conventional Mines

- Theodore, Amelie, Marie Louis mines- France
- Pasquasi and San Cataldo mines - Italy
- Salzdetfurth, Friedrichshall, Bergmannssegen-Hugo, Siegfried-Giesen, and Niedersachen-Riedel - Germany
- Trona, California
- Horizon-Amax, Wills-Weaver, Saunders – Carlsbad, NM

Mines Currently With Less than 15 Years Reserve Life

- Hersey, United States - Mosaic
- Boulby, England – ICL
- Soligorsk I, Belarussia - Belaruskali
- Taquari, Brazil – Vale

sources: Fertecon, Intrepid Potash®, and public filings

INTREPID POTASH® Supplying a Growing America™

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- Non-land fixed costs include: labor, opportunity cost of unpaid labor, taxes, insurance, general overhead, and machine and equipment expenses. - Other variable costs include: seed, chemicals, fuel, lube, electricity, repairs, water, interest, custom operations, and drying. - Land costs are shown as the rental rate of land (opportunity cost). - Corn Farm Price is USDA WASDE estimate as of 5/10/12 for historic costs and July 2013 futures less $0.30 basis as of 5/18/12 - Potash consumption in shown in fertilizer years (2009/2010 included under 2009). Sources: USDA, Fertecon, Green Markets, CME, Intrepid Potash®. . 2011/12 2012/13 Farm Price $6.10 $5.34 Gross Margin $2.03 $1.62 Input Costs Potash $0.19 $0.17 Nitrogen $0.52 $0.52 Phosphate $0.17 $0.10 Other Fertilizer $0.03 $0.03 Other Variable $1.27 $1.19 Non-Land $0.96 $0.88 Land $0.93 $0.84 Total $4.07 $3.72 Current Crop Economics Offer Historically Strong Returns for Farmers 27 Corn Farm Price Potash (5%) Land (23%) Non-Land Fixed Costs (24%) Other Variable Costs (31%) Phosphate (4%) Per Bushel Return Historical Corn Input Costs and Price US Potash Fertilizer Consumption $ per bushel Potash Consumption (KCL tons ‘000) Nitrogen (13%) Other Fertilizer Costs (1%) Bottom line - fertilizer is a small part of a farmer’s cost 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 - 1.00 2.00 3.00 4.00 5.00 6.00 7.00 1996/97 1998/99 2000/01 2002/03 2004/05 2006/07 2008/09 2010/11E 2012/13F

Fundamentals of Increasing Population Continue to Drive Grain and Ultimately Potash Demand Over the Long Term 28 Note: Grains include corn, wheat, barley, oats and sorghum. Stocks-to-use ratio is average inventory / consumption for that year; 2012E data updated monthly. Sources: United Nations Food and Agriculture Organization (FAO), US Census Bureau, USDA, Potash & Phosphate Institute (PPI,) International Fertilizer Industry Association (IFA), Fertecon, (1) Futures prices based on closing price of Chicago Board of Trade futures contracts as of 05/21/12; futures prices for December delivery in forecast years. Hectares of Arable Land per Person Hectares per person Crop Prices Over Time(1) World Grain Production and Stocks-to-Use Ratios Grain Production Stocks-to-Use Ratio 5 Year Average Fall 2012 Futures Soybeans: $10.85 $13.03 Wheat: $6.23 $7.25 Corn: $4.75 $5.39 2011 E Grain Production (Millions of Tons) Stocks-to-Use Ratio Trend line Population Growth vs. Potash Demand 10% 20% 30% 40% 50% 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1980 1982 1984 1986 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010

Nutrient Removal Has Increased Dramatically 29

United States Potash Consumption 30 Sources : Fertecon, United States Department of Agriculture (USDA). Potash consumption is shown in fertilizer years (July – June). Grains stocks include: Barley, Corn, Oats, Sorghum, Wheat Potash fertilizer consumption has remained relatively constant with an annual volatility of approximately 9.7 percent over the past 27 years Corn acres planted in the U.S. in the years 2007 through 2011 were 93.5, 86.0, 86.4, 88.2 and 91.9 million acres. 2012 planted acreage is forecast at 95.9 MM acres. 1982: Recession leads to lower consumption; Payment In Kind program reduces planted acres 1991-1997: Low grain stocks lead to increased consumption 1998: Russian financial crisis impacts world markets 2001- mid 2008: Global economic expansion leads to increased demand (2006 delayed Chinese negotiations) 2010: Strong Recovery in US Agricultural Markets 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% - 2,000 4,000 6,000 8,000 10,000 12,000 Grains Stocks-to-Use Ratio KCL Tons ('000) FERTECON U.S. Potash Consumption and Grains Stocks-to-Use Ratio KCL Tons Average KCl Consumption Stocks-to-Use Ratio

31 Potash Production and North American Inventory Levels N. American Inventory (000s Tons KCL Equivalent) Sources: IPNI, Fertecon, Intrepid Potash®. Potash Production (000s Tons KCL Equivalent) (1) Global Production North American Production 5,000 15,000 25,000 35,000 45,000 55,000 65,000 75,000 500 1,500 2,500 3,500 4,500 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011

32 To Reach Recommended Application Levels, Brazil, India and China Must Increase Demand China Brazil India sources: IPNI, Potash Corp. (MM Tons KCL) Goal to attain self-sufficiency of food supply History of under-application of potash Need to increase yields Increasing land use for agricultural purposes ~15MM ↑ ~7MM ↑ ~5MM ↑ 0 5 10 15 20 25 30 35 Current Potential 0 2 4 6 8 10 12 Current Potential 0 2 4 6 8 10 12 Current Potential

Return on Potash Investment for Corn & Soybeans

Return on Potash Investment

Corn % of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	89.64	$ 310.49	$ 38.39	$ 272.10	$ 8.09
23%	81-130	Medium	13%	44.82	$ 115.32	$ 19.20	$ 96.13	$ 6.01
15%	131-160	High	2%	22.41	$ 17.74	$ 9.60	$ 8.14	$ 1.85
47%	161+	Very High	-	0.00	-	-	-	-

Soybeans % of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	122.92	$ 187.98	$ 52.64	$ 135.33	$ 3.57
23%	81-130	Medium	13%	61.46	$ 69.82	$ 26.32	$ 43.50	$ 2.65
15%	131-160	High	2%	30.73	$ 10.74	$ 13.16	$ (2.42)	$ 0.82
47%	161+	Very High	-	0.00	-	-	-	-

Input Costs for Corn ($/bu)

	2012/13	
Revenue	$5.34	
Gross Margin	$1.62	
Input Costs		**% of Total Costs**
Potash	$0.17	5%
Total Fertilizer	$0.82	22%
Other Variable	$1.19	32%
Non-Land	$0.88	24%
Land	$0.84	23%
Total	$3.72	

Input Costs for Corn ($/acre)

	2012/13	
Revenue	$ 887.10	
Gross Margin	$ 269.44	
Input Costs		**% of Total Costs**
Potash	$ 28.14	5%
Total Fertilizer	$ 135.83	22%
Other Variable	$ 196.76	32%
Non-Land	$ 145.85	24%
Land	$ 139.23	23%
Total	$ 617.67	

Forward looking ROI assumes 166 bu/acre and $5.34/bu for corn, 43.9 bu/acre yield and $12.23 for soybeans, $523/ton KCL (crop prices based on July 2013 futures price minus $0.30 basis as of 05/18/12, KCL price based on Green Markets Midwest FOB warehouse as of 05/21/12, yields based on May WASDE Report for 2012/13)

Input costs for corn use USDA estimate of 166 bu/acre for corn and estimated farm price of $5.34/bu (July future less $0.30 basis as of 5/18/12)

Sources: USDA, IPNI, CME, & Intrepid Potash®.

INTREPID POTASH®
Supplying a Growing America™

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